--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule14a-11(c) or Rule 14a-12

                             EQUIVEST FINANCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             EQUIVEST FINANCE, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

      1)    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      5)    Total fee paid:

|_| Fee paid previously by written preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act
        Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid: ____________________________________________

      2)    Form Schedule or Registration Statement No.: _______________________

      3)    Filing Party: ______________________________________________________

      4)    Date Filed: ________________________________________________________

--------------------------------------------------------------------------------

                                     [LOGO]
                                    EQUIVEST


RICHARD C. BREEDEN
Chairman, President & Chief Executive Officer

                                                         April 13, 2000

Dear Stockholder and Series 2 Preferred Stockholder:

      You are cordially invited to attend the Equivest Finance, Inc. Combined 1999 and 2000 Annual Meeting of Stockholders to be held on Monday, May 15, 2000, at 11:00 a.m., local time, at the Long Wharf Resort, 5 Washington Street, Newport, Rhode Island, 02840. The enclosed Notice and Proxy Statement contain details concerning the business to be acted upon at the meeting. A proxy card is also enclosed, and we hope that you will attend the meeting either in person or by proxy.

      In addition to the election of Directors, you are being asked to ratify the appointment of Firley, Moran, Freer & Eassa, P.C. to serve as independent auditors of the Company for the 1999 and 2000 fiscal years.

      You will note that the Board of Directors of the Company recommends a vote FOR the election of all nominees for director and a vote FOR the ratification of the appointment of Firley, Moran, Freer & Eassa, P.C. to serve as the independent auditors of the Company for the 1999 and 2000 fiscal years.

      Please sign and return your proxy card in the enclosed postage-paid envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend. To help us plan for the meeting, please mark the appropriate box on the accompanying proxy card telling us if you will be attending.

                                  Sincerely,


                                  (facsimile signature)

                                  Richard C. Breeden
                                  Chairman, President  & Chief Executive Officer

      100 NORTHFIELD STREET                    GREENWICH, CONNECTICUT 06830

        TELEPHONE (203) 618-0065                 FACSIMILE (203) 618-0063

                                www.equivest.com

                                     [LOGO]
                                    EQUIVEST

                             EQUIVEST FINANCE, INC.
                                 (the "Company")

                        NOTICE OF COMBINED 1999 AND 2000
                         ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS
OF EQUIVEST FINANCE, INC.

      The Combined 1999 and 2000 Annual Meeting of Stockholders of the Company will be held at the Long Wharf Resort, 5 Washington Street, Newport, Rhode Island, 02840, on Monday, May 15, 2000, at 11: 00 a.m., local time, for the following purposes:

            (i)   To elect five directors; and

            (ii) To ratify the appointment of Firley, Moran, Freer & Eassa, P.C. to serve as the independent auditors of the Company for the 1999 and 2000 fiscal years; and

            (iii) To transact such other business as may properly come before the meeting and any adjournments thereof.

      Holders of record of the Company's Common Stock, par value $.01 per share, and Series 2 Class A Preferred Stock at the close of business on March 31, 2000, are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

      Each stockholder is urged to execute and return the enclosed proxy card promptly. In the event a stockholder decides to attend the meeting, he or she may, if so desired, revoke the proxy and vote the shares in person. All proxy cards should be returned to Continental Stock Transfer and Trust Company in the enclosed return envelope by May 15, 2000.

                                  By Order of the Board of Directors


                                  (facsimile signature)

                                  Richard G. Winkler
                                  Secretary

Greenwich, Connecticut
April 13, 2000

      100 NORTHFIELD STREET                    GREENWICH, CONNECTICUT 06830

        TELEPHONE (203) 618-0065                 FACSIMILE (203) 618-0063

                                www.equivest.com

                             EQUIVEST FINANCE, INC.
                              100 NORTHFIELD STREET
                          GREENWICH, CONNECTICUT 06830

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

            FOR COMBINED 1999 AND 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2000

                           --------------------------

      This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Equivest Finance, Inc. (the "Company"), a Delaware corporation, prior to the date of the Combined 1999 and 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), for use at the Annual Meeting or any adjournments thereof. The Annual Meeting is to be held at the Long Wharf Resort, 5 Washington Street, Newport, Rhode Island, on Monday May 15, 2000, at 11:00 a.m., local time. The approximate date on which this Proxy Statement and form of proxy are being first sent to Stockholders is April 13, 2000.

      The presence, either in person or by properly executed proxy, of the owners of a majority of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), and the outstanding shares of Series 2 Class A Preferred Stock (the "Series 2 Preferred Stock") of the Company, voting together as one class, is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the Stockholders at such meeting. Only holders of record of shares of the Common Stock and Series 2 Preferred Stock at the close of business on March 31, 2000, (the "Record Date") are entitled to vote at the Annual Meeting (such shares being collectively referred to as the "Voting Stock") or any adjournments thereof. The Series 2 Preferred Stock holders on the Record Date account for 20% of voting power of the Voting Stock. Holders of the Common Stock on the Record Date account for 80% of voting power of the Voting Stock, and each such holder is entitled to one vote for each share of Common Stock so held. The Series 2 Preferred Stock holders shall vote with the Common Stockholders (such holders of record on the Record Date shall, collectively, be referred to as the "Stockholders") as a single class on all matters presented at the Annual Meeting, and each such holder is entitled to one vote for each share of Preferred Stock so held. As of March 31, 2000, there were shares of Common Stock and 10,000 shares of Series 2 Preferred Stock of the Company outstanding. The Bennett Funding Group, Inc. ("BFG"), and certain other related debtors (collectively, the "Estate"), currently involved in proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of New York, own 20,685,248 shares, or 73.6% of the Common Stock, and the Estate also owns 100% of the Series 2 Preferred Stock. Together, the Common Stock ownership of the Estate and the Series 2 Preferred Stock ownership of the Estate represent approximately 78.9% of the voting power entitled to vote at the Annual Meeting. Richard C. Breeden, the trustee for the Estate (the "Trustee"), has indicated that he will vote in favor of each of the proposals presented at the Annual Meeting, and therefore each such proposal will be adopted.

      All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Stockholders voting by proxy for the election of Directors may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The elected nominees for Director will hold office until the 2001 Annual Meeting and until their respective successors are elected and qualify. Stockholders voting by proxy regarding any of the following may vote for or against each and any of the proposals or may withhold their vote as to any of them:

            (i)   The election of five nominees for director; and

            (ii) The ratification of the appointment of Firley, Moran, Freer & Eassa, P.C. ("Firley, Moran") to serve as the independent auditors of the Company for the 1999 and 2000 fiscal years.

      Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR (i) each of the nominees for election for Director to serve until the 2001 Annual Meeting of Stockholders, and (ii) FOR the ratification of the appointment of Firley, Moran to serve as the independent auditors of he Company.

      Directors will be elected by a plurality of the voting power of the Voting Stock, whether cast by the Stockholders voting in person or by proxy at the Annual Meeting. The holders of a majority of the Voting Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business, except as otherwise provided in the certificate of incorporation, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at the meeting. Once a quorum is present, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before the meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting and will not affect the outcome of the vote for the election of directors. However, abstentions will have the same practical effect as votes cast against the ratification of the appointment of Firley, Moran to serve as the independent auditors of the Company. If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on both of the proposals scheduled to be presented at the Annual Meeting.

      The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the persons named in the proxy card will vote in accordance with their judgment, to the extent permitted by law.

      All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice of revocation to the Secretary of the Company at the address set forth above before the Annual Meeting, by delivering another proxy bearing a later date or by attending the Annual Meeting and voting in person. Stockholders who want to give the proxy to someone other than the individuals named as proxies on the proxy card may cross out the names of those individuals and insert the name of the individual authorized to vote. Either the Stockholder or the individual authorized to vote must present the proxy card at the meeting.

                                 PROPOSAL NO. I:
                              ELECTION OF DIRECTORS

Board of Directors

      The directors nominated for election at the Annual Meeting are Richard C. Breeden, Thomas J. Hamel, R. Perry Harris, C. Wayne Kinser, and Olof Nelson. The elected nominees for directors will hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualify. Should any one or more of these nominees become unable to serve, or for good cause will not serve, the Board of Directors may designate a substitute nominee or nominees, in which event the shares represented by all valid proxies received may be voted for such substitute nominee or nominees. The Board of Directors knows of no reason why any nominee may be unable to serve as a director. Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee.

      During 1998, there were six meetings of the Board of Directors, and during 1999, there were four meetings of the Board of Directors. Each of the directors who were appointed in 1998 and 1999 attended at least seventy-five (75%) of the meetings of the Board of Directors during the periods that they served.

      The Board of Directors recommends a vote FOR the election of all nominees.

--------------------------------------------------------------------------------

                       Biographies of our Board Nominees

--------------------------------------------------------------------------------

Richard C. Breeden                Director since  1997                   Age  50

Richard C. Breeden has been Chairman of the Board of Directors and Chief Executive Officer of the Company since October 1997. Since 1996, Mr. Breeden has also been Trustee of the Estate. An honors graduate of Stanford University, and the Harvard Law School, Mr. Breeden served in the White House as a senior economics and financial advisor to President George Bush, where he was the principal architect of the government's program to restructure the savings and loan industry and to create the Resolution Trust Corporation. From 1989 through 1993, he served as Chairman of the U.S. Securities and Exchange Commission (the "SEC"), following appointment by President Bush and unanimous confirmation by the U.S. Senate. From 1993 through 1996, Mr. Breeden served as chairman of the worldwide financial services practice of Coopers and Lybrand L.L.P. Mr. Breeden currently serves on the boards of eSpeed, Inc., W.P. Stewart & Co., Ltd., and Clarity Holdings, Inc. Mr. Breeden is also a director of the Little Orchestra Society of New York, and he serves as a trustee of the New York Yacht Club. Mr. Breeden serves as a director of the Company in his capacity as Trustee and as a representative of the Estate.

--------------------------------------------------------------------------------

Thomas J. Hamel                   Director since  1996                   Age  41

Thomas J. Hamel has been a director of the Company since 1996, and served as President and Chief Operating Officer of the Company during fiscal year 1997. He has been an Executive Vice President of the Company since 1998. Mr. Hamel is also the President and Chief Operating Officer of Resort Funding, Inc. ("Resort Funding"), a wholly owned subsidiary of the Company, and has held those positions since February 1996. From 1992 through October 1996, Mr. Hamel served as Executive Vice President of Resort Funding and was responsible for business development.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

R. Perry Harris                   Director since 1998                    Age  60

R. Perry Harris has been a director of the Company since 1998 and is the President of Eastern Resorts Company, LLC, a subsidiary of the Company ("Eastern Resorts"). He has been an Executive Vice President of the Company since 1998. Formed in 1994, by Mr. Harris, Eastern Resorts is the successor to Inn Group Associates. Mr. Harris founded Inn Group Associates in 1981. A graduate of the University of Massachusetts, Mr. Harris began his early career at Digital Equipment Corporation. Mr. Harris founded First Data Corporation in 1970 and served as a director and its President until 1977. Mr. Harris has spent the last 19 years as the Chief Executive Officer of Eastern Resorts. He is a trustee of the American Resort Development Association ("ARDA") and is a Registered Professional within ARDA. Mr. Harris is also past chairman of ARDA New England.

--------------------------------------------------------------------------------

C. Wayne Kinser                   Director since 2000                    Age  66

C. Wayne Kinser is the former president and founder of Peppertree Resorts, Ltd. ("Peppertree Resorts"), and has been a director of the Company since March of this year. Mr. Kinser has a background in real estate development and building materials. He began his career during high school as he worked during summer vacations for his father's insulation company, Home Insulation of Asheville, North Carolina. Upon graduating from Wake Forest University in Winston-Salem, North Carolina in 1955, with a degree in business administration, he joined his father full-time in the family firm. In the 1960's Mr. Kinser and a friend founded Heritage Homes and Pioneer Land Development, Inc. They divided their holdings in the early 1970's and Mr. Kinser became active in other construction areas. In 1977, he founded Peppertree Vacation Club Villas and became one of the first timeshare developers in North Carolina. Throughout the years, he built and acquired other resorts and, in 1982, established Peppertree Resorts, from which he resigned upon its acquisition by the Company in November 1999. Mr. Kinser is active with the American Resort Development Association (ARDA).

--------------------------------------------------------------------------------

Olof Nelson                       Director since 2000                    Age  53

Olof Nelson has been a director of the Company since March 2000. Mr. Nelson is President of the Bankers Trust Company Connecticut Ltd., which represents Private Banking for Bankers Trust in the New England region of the United States, a position he has held since January 1997. For more than 10 years prior to joining Bankers Trust, Mr. Nelson was President, Chairman, and Chief Executive Officer of Consolidated Hydro, Inc., one of the largest independent, owner/operators of hydroelectric power in North America with business operations in 15 states and two provinces in Canada. A native of Sweden, Mr. Nelson received a Master's degree from the University of Stockholm, and graduated from the Royal Swedish Naval Academy. He was co-founder and later Vice Chairman of the National Independent Energy Producers, and Director of the National Hydropower Association.

--------------------------------------------------------------------------------

Committees Of The Board Of Directors

      The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

The Audit Committee

Olof Nelson, Chair
C. Wayne Kinser
Richard C. Breeden


      The Audit Committee of the Board of Directors was established on October 29, 1997, and is responsible for the review and examination of matters which primarily relate to a financial audit of the Company and its subsidiaries, including the audit and certification by the Company's independent auditors of the Company's financial statements, the accounting principles used by the Company for corporate and tax reporting purposes, the adequacy of financial and accounting controls of the Company, the financial and performance and audit of the Company's retirement plan, the recommendation to the Board of Directors of a firm of Certified Public Accountants to serve as independent auditors of the Company, and such other matters which, in the view of the Audit Committee, could affect the financial value of the Company. Mr. Nelson, the Chairman of the Committee, Mr. Breeden and Mr. Kinser were appointed as members in March 2000. The Audit Committee held one meeting during fiscal year 1998, no meetings during fiscal year 1999, and has held one meeting to date in 2000.

The Compensation Committee

Olof Nelson, Chair
C. Wayne Kinser
R. Perry Harris

      The Compensation Committee of the Board of Directors was established on October 29, 1997, and is responsible for the administration of the 1997 Long Term Incentive Plan ("LTIP"), including the determination of the terms and conditions thereunder, such as the exercise price for the stock options granted to employees and directors of the Company. At the Company's Annual Meeting of the Stockholders on December 8, 1998, the Company's Stockholders approved an amendment to the LTIP which increased the shares available from 1,600,000 to 3,500,000 and the number of shares to be granted in any year from 400,000 to 1,000,000. The term of the LTIP is 10 years, but the Company's Board of Directors may discontinue the LTIP in its discretion. Mr. Nelson, Mr. Harris and Mr. Kinser were appointed as members in March 2000. The Compensation Committee held no meetings during fiscal years 1998 or 1999.

Compensation of Directors

      Mr. Nelson was granted 50,000 options at an exercise price of $ 4.37 per share upon joining the board in March 2000. The directors of the Company are not otherwise compensated by the Company for their services as directors. The directors are, however, reimbursed for expenses incurred on behalf of the Company in the performance of their duties as directors of the Company.

Executive Officers

         The executive officers of the Company as of March 31, 2000, are as follows:

         Name                      Age                   Title
--------------------------------------------------------------------------------
Richard  C. Breeden                50      Chairman, President and Chief
                                           Executive Officer

Thomas J. Hamel                    41      Executive Vice President

R. Perry Harris                    60      Executive Vice President

Gerald L. Klaben, Jr.              36      Chief Financial Officer and Senior
                                           Vice President

Herbert R. "Butch" Patrick, Jr.    44      Senior Vice President and Treasurer

Richard G. Winkler                 43      Senior Vice President, Secretary and
                                           General Counsel

Donald K. Clayton                  45      Senior Vice President

James R. Petrie                    36      Controller

James A. Mercurio                  40      Senior Vice President

      Gerald L. Klaben, Jr. currently serves as Chief Financial Officer and Senior Vice President of the Company. Mr. Klaben also served as Executive Vice President and Treasurer of the Company from October 1997 through October 1998. Mr. Klaben is also the Executive Vice President and Chief Financial Officer of Resort Funding, Inc., a subsidiary of the Company, and has held those positions since July 1996. From November 1989 through July 1996, he served as a financial officer of the Pyramid Companies, one of the largest developers of shopping malls in the Northeastern United States. Mr. Klaben is a graduate of LeMoyne College.

      Herbert R. "Butch" Patrick Jr. was appointed Senior Vice President and Treasurer of the Company in March 2000. Mr. Patrick also serves as the Chief Financial Officer of Peppertree Resorts, a position he has held since 1996. Before coming to work for Peppertree Resorts, Mr. Patrick was a partner in Painter, Patrick & Russell, PA, a certified public accounting firm located in Asheville, North Carolina, in which position he served as Peppertree Resorts' outside auditor for 19 years. Mr. Patrick is a member of the North Carolina Association of Certified Public Accountants and is a graduate of East Carolina University.

      Richard G. Winkler has been Senior Vice President of the Company since October 1998 and was appointed General Counsel of the Company in August 1999. Since August 1999, Mr. Winkler has also been General Counsel of Resort Funding. Mr. Winkler also serves as Senior Vice President, Chief Operating Officer and General Counsel of Eastern Resorts, a position he has held since October of 1998. Mr. Winkler has been General Counsel to Eastern Resorts and its predecessor, Inn Group Associates, since 1983 and, since 1994, a Vice President of Eastern Resorts. Mr. Winkler received his B.A. degree from the University of Rhode Island and his J.D. from the New England School of Law.

      Donald K. Clayton was appointed Senior Vice President of the Company in March 2000. Mr. Clayton also serves as Senior Vice President of Sales and Marketing for Peppertree Resorts, a position he has held since 1994. Mr. Clayton joined Peppertree Resorts as a Sales Manager in 1983 and is a graduate of Auburn University.

      James R. Petrie has been Controller of the Company since 1997 and Controller of Resort Funding, since September 1996. From June 1992 through September 1996, he served in various accounting and financial capacities for the Pyramid Companies. Mr. Petrie is a graduate of Loyola College.

      James A. Mercurio has been Senior Vice President of the Company since October 1998, and served as Treasurer of the Company from 1998 through March 2000. Mr. Mercurio also serves as Vice President, Treasurer and Chief Financial Officer of Eastern Resorts, a position he has held since 1994, and has served as its controller since 1987. From 1984 through 1987, Mr. Mercurio served as controller of a large regional developer and manager of apartment complexes, and from 1981 through 1984, he was in the audit and tax departments of the then Peat, Marwick, Mitchell & Co. where he became licensed as a Certified Public Accountant in 1983.

Ownership Of Stock By Management And Principal Stockholders

      The following table sets forth information as of March 31, 2000, with respect to persons known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock and Series 2 Preferred Stock of the Company, and with respect to the beneficial ownership of the outstanding shares of Common Stock and Series 2 Preferred Stock of the Company held by (i) principal Stockholders; (ii) each director or nominee for director; (iii) Richard C. Breeden, Thomas J. Hamel , R. Perry Harris, Gerald L. Klaben, Jr., and Richard G. Winkler (together, the "Named Executive Officers"); and (iv) the directors and executive officers as a group. Except as otherwise noted below, each director or nominee for director and the executive officers have sole voting and investment power with respect to the shares they own.

Title of Class                              Name                         Number of Shares     Percent of
                                                                       Beneficially Owned     Class (2)
----------------------------------------------------------------------------------------------------------------------

Common Stock,     Richard C. Breeden, as Trustee for the
Par value $.01    Bennett Funding Group, Inc. consolidated Estate....      20,685,248             73.6%
Per share         Richard C. Breeden, individually...................             -0-                0%
                  Thomas J.  Hamel...................................             -0-                0%
                  R. Perry Harris (1)...............................        3,200,000             11.3%
                  C. Wayne Kinser....................................       1,978,347              7.4%
                  Olof Nelson........................................             -0-                0%
                  Gerald L. Klaben, Jr.   ...........................             -0-                0%
                  Richard G. Winkler.................................             -0-                0%
                  All directors and executive officers as a group
                  (11 persons).......................................       5,316,839             18.9%
Series # 2        Richard C. Breeden, as trustee for
Class A           The Bennett Funding Group, Inc.....................          10,000           100.00%
Preferred Stock

(1) Includes 160,000 shares owned by Mr. Harris' wife, Karen Harris. Mr. Harris disclaims beneficial ownership of these shares.

(2) Percentages are based upon 28,089,722 shares of Common Stock outstanding.

Executive Compensation

      The following table summarizes compensation information for the last three fiscal years for (i) Mr. Breeden, the Chief Executive Officer of the Company, and (ii) the other Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation                  Long Term Compensation
                                                                                        Awards       Payouts

                                                                     Other Annual    Securities
                                                                     Compensation    Underlying      All Other
        Name and Principal           Fiscal     Salary      Bonus         (2)          Options     Compensation
           Position (1)                Year       ($)        ($)          ($)            (#)            ($)
----------------------------------------------------------------------------------------------------------------

Richard C. Breeden,                    1999        -0-         -0-         -0-             -0-              -0-
Chairman, President and                1998        -0-         -0-         -0-             -0-              -0-
Chief Executive Officer (3)            1997        -0-         -0-         -0-             -0-              -0-

Thomas J. Hamel, Director              1999    229,472      80,000         -0-             -0-              -0-
and Executive Vice President           1998    223,159      80,000         -0-             -0-              -0-
                                       1997    227,463      80,000         -0-         300,000            2,250(4)

R. Perry Harris, Director and          1999    302,416         -0-         -0-             -0-              -0-
Executive Vice President               1998    101,387         -0-         -0-             -0-              -0-

Gerald L. Klaben, Jr.                  1999    156,926      50,000         -0-             -0-              -0-
Chief Financial Officer                1998    152,834      50,000         -0-             -0-              -0-
and Senior Vice President              1997    149,819      50,000         -0-          75,000              900(4)

Richard G. Winkler, Senior             1999    142,292      40,000         -0-             -0-              -0-
Vice President, Secretary              1998     45,485         -0-         -0-          37,500              -0-
and General Counsel

(1) Messrs. Hamel and Klaben became executive officers of the Company during fiscal year 1996 and Mr. Breeden became Chief Executive Officer during fiscal year 1997. Prior to 1996, Mr. Hamel was an executive officer of Resort Funding. R. Perry Harris and Richard G. Winkler became executive officers of the Company in 1998.

(2) Excludes certain perquisites which do not exceed the lesser of $50,000 or 10% of the named individual's aggregate salary and bonus.

(3) For the periods ending December 31, 1997, 1998, and 1999, the Company did not compensate Mr. Breeden for his services as Chief Executive Officer. Mr. Breeden serves as Chief Executive Officer in his capacity as Trustee, and is not separately compensated by the Estate for his services to the Company.

(4)   The amount represents Company-paid life insurance premiums.

Option Grants in Fiscal Years 1998 and 1999

         The following table provides information about option grants to the Named Executive Officers of the Company during fiscal years 1998 and 1999.

                    OPTION GRANTS FISCAL YEARS 1998 AND 1999
                               (Individual Grants)

                              Fiscal    Number of
                               Year     Securities     Percent of Total   Exercise or
Name                                    Underlying     Options Granted    Base Price    Expiration
                                         Options       to Employees in      ($/Sh)          Date
                                        Granted (#)      Fiscal Year

----------------------------------------------------------------------------------------------------------

Richard C. Breeden (1)         1999          -0-               0%             n/a             n/a
                               1998          -0-               0%             n/a             n/a

Thomas J. Hamel                1999          -0-               0%             n/a             n/a
                               1998          -0-               0%             n/a             n/a

R.  Perry Harris               1999          -0-               0%             n/a             n/a
                               1998          -0-               0%             n/a             n/a

Gerald L. Klaben Jr.           1999          -0-               0%             n/a             n/a
                               1998          -0-               0%             n/a             n/a

Richard G. Winkler             1999          -0-               0%             n/a             n/a
                               1998       37,500             3.7%           $4.31        10/21/08

(1) The Estate is the beneficial holder of 200,000 stock options issued in the name of Mr. Breeden as Trustee.

Options Exercised and Year-End Option Holdings

         The following table provides information about stock option exercises by the Named Executive Officers during fiscal years 1998 and 1999 and stock options held by each of them at fiscal year-end.

            AGGREGATED OPTION EXERCISES IN FISCAL YEARS 1998 AND 1999
                            AND FY-END OPTION VALUES

                            Fiscal      Shares
                              Year     Acquired    Value      Number of Securities                 Value of Unexercised
            Name                          on      Realized    Underlying Unexercised          In-the-Money Options at Fiscal
                                       Exercise     ($)     Options at Fiscal Year-End (#)             Year-End ($) (1)
                                          (#)               Exercisable      Unexercisable    Exercisable      Unexercisable
----------------------------------------------------------------------------------------------------------------------------

Richard C. Breeden (2)        1999        -0-       -0-             -0-                -0-            -0-                -0-
                              1998        -0-       -0-             -0-                -0-            -0-                -0-

Thomas J. Hamel               1999        -0-       -0-         150,000            150,000        750,000            750,000
                              1998        -0-       -0-         150,000            150,000        450,000            450,000

R. Perry Harris               1999        -0-       -0-             -0-                -0-            -0-                -0-
                              1998        -0-       -0-             -0-                -0-            -0-                -0-

Gerald L. Klaben, Jr.         1999        -0-       -0-          37,500             37,500        187,500            187,500
                              1998        -0-       -0-          37,500             37,500        112,500            112,500

Richard G. Winkler            1999        -0-       -0-           9,375             28,125         15,844             47,531
                              1998        -0-       -0-             -0-             37,500            -0-                -0-

(1) Values for "in-the money" outstanding options represent the positive spread between the respective exercise prices of the outstanding options and the value of the Common Stock as of December 31, 1999.

(2) The Estate is the beneficial holder of 200,000 stock options issued in the name of Mr. Breeden as Trustee, issued on December 23, 1997.

401(k) Pension Plan Benefits

      The executive officers of the Company may participate in profit sharing plans and 401(k) pension plans (collectively the "Plans") sponsored by the individual subsidiaries of the Company, either Resort Funding, Eastern Resorts or Peppertree Resorts. The Plans all qualify under Internal Revenue Code section 401(a) and the eligibility and contribution requirements are not more favorable for highly compensated employees than for other employees. Employees are allowed to contribute from 1% to 15% of their annual compensation. The Plans provide that on an annual basis, the Company may provide matching contributions based upon the employee contributions and is also able to make a voluntary profit sharing contribution on behalf of each employee which will be allocated based upon the employee's compensation. Amendments were made to the Plans on December 31, 1999, to provide for the provisions below. The Company's goal is to have a global profit sharing and 401(k) pension plan established and implemented for all eligible Company employees by year end 2000.

      Key provisions of the Plans:

      o 25% employer matching on the first 6% of participant contributions, with additional Discretionary Matching Contribution possible at Plan Year end
      o     Leased and part-time employees are not eligible to participate
      o     Vesting schedule
            Less than 1 year = 0%
            1 year but less than 2 = 25%
            2 years but less than 3 = 50%
            3 years but less than 4 = 75%
            4 years or more = 100%
      o     Allowance of hardship withdrawals prior to age 59 1/2

Employment and Consulting Agreements

      The Company entered into employment agreements with Messrs. Harris, Hamel and Klaben on August 24, 1998, May 29, 1997, and July 15, 1996, respectively. The employment agreements provide for an initial employment term of five years for Mr. Harris, and three years for Mr. Hamel and Mr. Klaben, and thereafter for successive one-year renewal terms unless either party gives notice of non-renewal at least 90 days prior to the expiration of the then term. The employment agreements generally provide for payment of an annual base salary, subject to review for increase by the Compensation Committee and increases annually by the same percentage increase as the urban consumer price index. Base salaries are, as of year-end 1999, $302,416, $229,472, and $156,926, for Messrs.
Harris, Hamel and Klaben, respectively. The employment agreements also generally provide for: (i) continued payment of base salary, target cash bonuses, and other benefits for the remainder of the employment period in the event the executive's employment is terminated by the Company for any reason other than for "cause" or if the executive resigns for "good reason"; (ii) participation in certain benefit plans and programs (including life insurance and medical benefits); (iii) other restrictive covenants including nondisclosure, non-compete and non-solicitation of employees; (iv) annual and long term incentive compensation opportunities; and (v) deferred compensation arrangements. The employment agreements also provide minimum guidelines for target annual incentive opportunity as a percent of their base salaries. Mr. Harris' agreement provides for an annual bonus of 40%-60% of the base salary if Eastern Resorts achieves targeted levels of profitability, which it failed to do in either 1998 or 1999. Mr. Hamel's agreement provides for not less than an $80,000 annual bonus. Mr. Klaben's agreement provides for not less than a $50,000 annual bonus. In addition, for Mr. Harris, the Company is a party to the agreement solely for the purpose of (i) the issuance of Options to Mr. Harris covering (1) 30,000 Option Shares if the Company reaches at least 100%, but less than 125%, of the "Pre-Tax Profit Target" (as defined in this agreement) for any fiscal year, and (2) 60,000 Option Shares if the Company equals or exceeds 125% of the Pre-Tax Profit Target for a fiscal year;
(ii) taking related actions intended to facilitate issuance of the Common Stock;
(iii) seeking the opinion of the Board of Directors of the Company as to the level of pre-tax profits of the Company; and (iv) guaranteeing the performance by Eastern Resorts of all of its obligations under the agreement. The agreement provides that Options granted will have an exercise price of the fair market value of the Option Shares on the date of grant of such Options and will expire on the tenth anniversary from their date of grant. Mr. Hamel and Mr. Klaben were granted Options as indicated in the section above on Aggregated Option Exercises in Fiscal Years 1998 and 1999.

Legal Proceeding Involving Former Executive Officer and Director

      In January 1996, Mr. Joseph Mooney filed a lawsuit in the Circuit Court of Broward County, Florida against the Company, Murray Bacal (the former Chairman of the Board of the Company), and another defendant alleging, among other things, that the Company breached its obligations to him under a termination agreement and a prior letter of intent that Mr. Mooney claims would have permitted him to acquire certain assets of the Company upon his resignation in May 1995 as Senior Executive Vice President and Director. Mr. Mooney alleged that the Company tortiously interfered with certain business opportunities that were rightfully his and sought damages in excess of $1.1 million. The Company in turn filed certain counterclaims against Mr. Mooney alleging that Mr. Mooney wrongfully retained certain Company property and wrongfully interfered with the Company's conduct of its business, in violation of the terms of the termination agreement. On June 15, 1999, the court dismissed with prejudice Counts I, II, and III of Mr. Mooney's Third Amended Complaint against the Company indicating that the letter of intent was not a binding enforceable agreement. The court also denied the tortious interference claim. Mr. Mooney appealed the dismissal to the Fourth District Court of Appeals, by filing an Initial Brief on December 17, 1999. Mr. Mooney also moved to bifurcate the Company's counterclaim from the main claims against the remaining defendants. The court agreed to bifurcate the claims, but has required the Company to participate in discovery. The Company continues to vigorously pursue its counterclaims against Mr. Mooney.

                                PROPOSAL NO. II:
        RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Based on the recommendation of its Audit Committee, the Board of Directors has appointed Firley, Moran to retain their position as the Company's independent auditors for 1999 and 2000. Firley, Moran has been the Company's independent auditors since October 1996. If the appointment of Firley, Moran is not ratified, the Board of Directors will review its future selection of auditors.

      Firley, Moran is expected to have a representative at the Annual Meeting. This representative will be available to respond to appropriate questions at that time and will have an opportunity to make a statement, if he or she so desires.

      The Board of Directors recommends a vote FOR this proposal.

--------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to report their ownership and changes in their ownership of the Company's Common Stock or Series 2 Preferred Stock to the SEC. Directors, officers and greater than 10% Stockholders also are required to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established by the SEC and the Company is required to report in this proxy statement any failure of its directors, executive officers and greater than 10% Stockholders to file by these dates. During fiscal year 1998, with respect to James A. Mercurio and Richard G. Winkler, a Form 3 for each was not filed on a timely basis. During fiscal year 1999, all reports were filed on a timely basis.

Expenses Of Solicitation

      Proxies may be solicited by the Company's directors, officers or other employees, without additional compensation, personally or by written communication, telephone or other electronic means. All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will also request brokerage houses, custodians, fiduciaries and nominees to forward proxy materials to their principals and will reimburse them for their reasonable expenses in doing so.

Stockholders Proposals

      Proposals of Stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company on or before December 6, 2000, to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting. Proposals should be addressed to Attn: Legal Department, Equivest Finance, Inc., Secretary, P.O. Box 2000, Newport, Rhode Island, 02840. Under SEC Rule 14-4a, we will be able to use proxies given to us for the 2001 Annual Meeting to vote for or against any Stockholder proposal submitted other than pursuant to Rule 14a-8 at our discretion unless the proposal is submitted to us on or before February 19, 2001. If the proposal is submitted before the deadline, we will retain our discretion to vote proxies we receive as long as we include in our Proxy Statement information on the nature of the proposal and how we intend to exercise our voting discretion and the proponent does not issue a proxy statement.

Other Information

      As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve, and voting on proposals omitted from the proxy statement pursuant to the rules of the SEC, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders, to the extent permitted by law.

      The following reports are enclosed for your further information, none of which under the Exchange Act form any part of the material for the solicitation of proxies: Company's Annual Report on Form 10-KSB for the fiscal year ending December 31, 1999. Copies of the Company's 1998 Form 10-KSB may be requested, free of charge, by any stockholder by calling the Company's Department of Investor Relations at (203) 618-0065, or through www.investor@equivest.com.

                        --------------------------------

April 13, 2000

                           APPENDIX A - FORM OF PROXY

                                        PLEASE MARK VOTES AS IN THIS EXAMPLE |X|

                                 REVOCABLE PROXY
                             EQUIVEST FINANCE, INC.
                   ANNUAL MEETING OF STOCKHOLDERS MAY 15, 2000

      The undersigned hereby appoints Richard G. Winkler or Sherri M. Durand as the true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the Combined 1999 and 2000 Annual Meeting of Stockholders of EQUIVEST FINANCE, INC. (the "Company") to be held at the Long Wharf Resort, 5 Washington Street, Newport, Rhode Island, at 11:00 a.m. on Monday, May 15, 2000, and at any and all adjournments and postponements thereof, on the matters set forth below, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting of the Stockholders and upon such other matters as may properly be brought before the meeting. This proxy revokes all prior proxies given by the undersigned.

1. The election of directors of all nominees listed (except as marked to the contrary below):

|_| FOR       |_| WITHHOLD       |_| FOR ALL EXCEPT

Richard C. Breeden, Thomas J. Hamel, R. Perry Harris, C. Wayne Kinser, and Olof Nelson
INSTRUCTION: To withhold authority for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. The ratification of the appointment of Firley, Moran, Freer, & Eassa, P.C. to serve as independent auditors of the Company for fiscal years 1999 and 2000.

|_| FOR       |_| AGAINST       |_| ABSTAIN

                (Continued, and to be signed, on the other side)

                           (Continued from other side)

This Proxy, when properly executed, will be voted in the manner directed hereby by the undersigned Stockholder. If no direction is made, this Proxy will be voted FOR all items set forth herein.

Receipt is hereby acknowledged for the Notice and Proxy Statement for this Combined 1999 and 2000 Annual Meeting, and for the annual report of EQUIVEST FINANCE, INC. for fiscal year 1999.

Please be sure to sign and date                Date ____________________________
this Proxy on the line below.


--------------------------------------         ---------------------------------
      Stockholder sign above                   Co-holder (if any) sign above

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The directors recommend a vote FOR items 1 and 2.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign. Trustees, executors, administrators and others signing in a representative capacity should indicate this capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his capacity.

Please indicate whether you will be attending the Annual Meeting of the Stockholders in person.

|_| WILL ATTEND       |_| WILL NOT ATTEND